     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 31, 1997.

                                                      REGISTRATION NO. 33-61639
===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 --------------




                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                 --------------


                                 ALLWASTE, INC.
             (Exact name of Registrant as specified in its charter)



         DELAWARE                       4212                        74-2427167
(State or other jurisdiction    (Primary Standard Industrial     (I.R.S. Employer
   of incorporation or          Classification Code Number)     Identification No.)
      organization)

                          5151 SAN FELIPE, SUITE 1600
                              HOUSTON, TEXAS 77056
                                 (713) 623-8777
  (Address, including zip code, and telephone number, including area code, of
                  Registrants's principal executive offices)


                     AMENDED AND RESTATED 1989 REPLACEMENT
                        NON-QUALIFIED STOCK OPTION PLAN
                              (Full Title of Plan)


                               William L. Fiedler
                                 Allwaste, Inc.
                 Vice President, General Counsel, and Secretary
                          5151 San Felipe, Suite 1600
                              Houston, Texas 77056
                                 (713) 623-8777
 (Name, address, including zip code, and telephone number, including area code, of agent for service)





This Post-Effective Amendment is being filed for the purpose of removing from registration all remaining shares of registrant's Common Stock which were not sold pursuant to Registration Statement No. 33-61639 on or prior to July 31, 1997, when all options outstanding under the Amended and Restated 1989 Replacement Non-qualified Stock Option Plan were assumed by Philip Services Corp.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 31st day of July, 1997.

                                  ALLWASTE, INC.



                                  By:  ROBERT M. CHISTE*
                                     ---------------------------------------
                                       Robert M. Chiste
                                       President and Chief Executive Officer


          Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons, thereunto duly authorized, in the capacities indicated below on the 31st day of July, 1997.



R. L. NELSON, JR.*                    Chairman of the Board of Directors
--------------------------------
R. L. Nelson, Jr.


ROBERT M. CHISTE*                     President and Chief Executive Officer; Director
--------------------------------      (Principal Executive Officer)
Robert M. Chiste


/S/ T. WAYNE WREN, JR.                Senior Vice President -- Chief Financial Officer and Treasurer
--------------------------------      (Principal Financial Officer)
T. Wayne Wren, Jr.


/S/ MICHAEL W. RAMIREZ                Vice President and Controller
--------------------------------      (Principal Accounting Officer)
Michael W. Ramirez


MICHAEL A. BAKER*                     Director
--------------------------------
Michael A. Baker


/S/ JOHN U. CLARKE                    Director
--------------------------------
John U. Clarke


WILLIAM E. HAYNES*                    Director
--------------------------------
William E. Haynes


/S/ ROBERT L. KNAUSS                  Director
--------------------------------
Robert L.Knauss


/S/ FRANK A. ROSSI                    Director
--------------------------------
Frank A. Rossi


THOMAS J. TIERNEY*                    Director
--------------------------------
Thomas J. Tierney


T. MICHAEL YOUNG*                     Director
--------------------------------
T. Michael Young



*By:   /S/ WILLIAM L. FIEDLER
   -----------------------------
       William L. Fiedler
       Attorney-in-Fact
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